At Qorvo™		At the Financial Relations Board
Doug DeLieto	Steve Buhaly	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	503-615-9401	212-827-3772

FOR IMMEDIATE RELEASE
July 29, 2015
Qorvo Reports Fiscal 2016 First Quarter Results

Greensboro, NC, and Hillsboro, OR, July 29, 2015 --

Quarterly Financial Highlights

•	GAAP quarterly revenue grew 6% sequentially to $673.6 million

•	On a GAAP basis, gross margin was 41.5%, operating loss was ($1.3) million, and EPS was $0.01

•	Non-GAAP gross margin expanded to 51.5%, reflecting favorable product mix and synergies

•	Non-GAAP operating income increased by 11% sequentially to $187.8 million, or 27.9% of revenue

•	Non-GAAP EPS was $1.09

•	Qorvo repurchased approximately 602,000 shares of common stock at an average price of $83.10

Strategic Highlights

•	Increased GaN revenue 30% year-over-year, led by strength in CATV and defense and aerospace, where Qorvo is the GaN market leader

•	Accelerated engagements with leading mobile operators to improve spectral efficiency and maximize their returns on spectrum investments

•	Increased design traction with BAW-based RF Fusion™ in flagship smartphones and with leading LTE reference designs

•	Expanded collaboration with a leading LTE baseband supplier to demonstrate uplink carrier aggregation for China market

•	Commenced shipments of RF Flex™ to leading China-based smartphone manufacturers

•	Received first production orders for high-performance LNAs from leading smartphone manufacturer

•	Selected by North American manufacturer of communication equipment to supply GaN PA in first-responder all-band handheld radio, replacing LDMOS PAs

•	Achieved Wi-Fi CPE 5GHz PA reference design win demonstrating industry-leading performance

•	Received production orders for BAW-based RF Fusion™ Mobile Wi-Fi iFEM for flagship Android smartphone

•	Secured multiple design wins for diverse wearable applications

Qorvo™ (Nasdaq:QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications, today announced financial results for its fiscal 2016 first quarter, ended June 27, 2015.

On a GAAP basis, June quarterly revenue was $673.6 million and gross margin was 41.5%, operating loss was ($1.3) million, and net income was $2.0 million, or $0.01 per diluted share based on 154.5 million shares outstanding.

On a non-GAAP basis, June quarterly revenue was $672.7 million and gross margin was 51.5%. Synergies realized in G&A were balanced by higher investments in R&D, yielding operating income of $187.8 million, or 27.9% of sales. Net income was $168.5 million, or $1.09 per diluted share based on 154.5 million shares outstanding.

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the quarter ending October 3rd:

•	Quarterly revenue of approximately $690 to $710 million, up 4% sequentially at the midpoint

•	Gross margin of approximately 50% to 51%

•	A tax rate of 10% to 15%

•	Diluted EPS of $1.05 to $1.15 based on approximately 155 million shares

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Revenue in the June quarter increased 6% sequentially and 23% year-over-year, when compared to the combined revenue of RFMD and TriQuint in the June 2014 quarter. Quarterly revenue was led by strong performance in Mobile Products, which posted robust 12% growth versus the prior quarter and offset the sharp sequential decline in wireless infrastructure. Quarterly gross margin expanded by 110 basis points to 51.5%, reflecting favorable product mix and the realization of cost synergies.

“We are launching an increasing number of differentiated RF solutions that leverage our unique combination of core competencies. These new Qorvo solutions, which include receive diversity modules, Wi-Fi Integrated Front End Modules, and SOI infrastructure switches, are expected to contribute meaningfully to revenue next calendar year. The Qorvo team is making outstanding progress, and we’re on track to achieve our financial model.”

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo, RFMD, and TriQuint for their respective June 2015, March 2015, and June 2014 quarters. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended June 27, 2015	For the quarter ended March 28, 2015	Change vs. Q4 FY 2015
Revenue	$673.6	$634.9	$38.7
Gross profit	$279.5	$188.9	$90.6
Gross margin	41.5%	29.8%	11.7	ppt
Operating expenses	$280.8	$291.4	$(10.6)
Operating loss	$(1.3)	$(102.5)	$101.2
Net income	$2.0	$6.5	$(4.5)
Weighted average diluted shares	154.5	150.5	4.0
Diluted EPS	$0.01	$0.04	$(0.03)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended June 27, 2015	For the quarter ended March 28, 2015	Change vs. Q4 FY 2015
Revenue	$672.7	$633.9	$38.8
Gross profit	$346.5	$319.8	$26.7
Gross margin	51.5%	50.4%	1.1	ppt
Operating expenses	$158.7	$150.2	$8.5
Operating income	$187.8	$169.6	$18.2
Net income	$168.5	$167.2	$1.3
Weighted average diluted shares	154.5	150.5	4.0
Diluted EPS	$1.09	$1.11	$(0.02)

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended June 27, 2015	For the quarter ended June 28, 2014	For the quarter ended June 28, 2014
Revenue	$673.6	$316.3	$230.8
Gross profit	$279.5	$142.3	$92.7
Gross margin	41.5%	45.0%	40.2%
Operating expenses	$280.8	$96.2	$85.3
Operating (loss) income	$(1.3)	$46.1	$7.4
Net income	$2.0	$38.6	$5.2
Weighted average diluted shares before conversion	N/A	294.6	181.3
Conversion rate [2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	154.5	73.7	75.9
Diluted EPS after conversion	$0.01	$0.52	$0.07

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended June 27, 2015	For the quarter ended June 28, 2014	For the quarter ended June 28, 2014
Revenue	$672.7	$316.3	$230.8
Gross profit	$346.5	$149.0	$96.2
Gross margin	51.5%	47.1%	41.7%
Operating expenses	$158.7	$70.1	$71.9
Operating income	$187.8	$78.9	$24.3
Net income	$168.5	$71.3	$23.6
Weighted average diluted shares before conversion	N/A	294.6	181.3
Conversion rate [2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	154.5	73.7	75.9
Diluted EPS after conversion	$1.09	$0.97	$0.31
1Excludes share-based compensation, amortization of intangibles, acquired inventory step-up and revaluation, acquisition and integration-related costs, certain consulting costs, intellectual property rights (IPR) litigation costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on assets, gain on investment, and an adjustment of income taxes for cash basis.
2Reflects the conversion rates applicable to RFMD and TriQuint shares in their business combination that resulted in the creation of the Company.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), Qorvo's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables, attached, and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, adjustments for restructuring and disposal costs and certain consulting costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, restructuring and disposal costs and certain consulting costs, do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, intellectual property rights (IPR) litigation costs, loss (gain) on assets and start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and disposal costs, acquisition and integration related costs, acquired inventory step-up and revaluation, certain consulting costs, IPR litigation costs, loss (gain) on assets and start-up costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring and disposal costs, acquisition and integration related costs, acquired inventory step-up and revaluation, certain consulting costs, IPR litigation costs, loss (gain) on assets, start-up costs, gain on investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, certain consulting costs and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that certain consulting costs and IPR litigation costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

With respect to the TriQuint financial results included herein, this earnings release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions including expenses associated with the merger with RFMD and other specifically identified non-routine items, and are therefore not calculated in accordance with GAAP. The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The charges associated with the merger with RFMD include professional fees and other costs. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Each of these non-GAAP financial measures and the adjustments from GAAP results are outlined in the “Supplemental Reconciliation of GAAP to Non-GAAP Results" table, attached.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call's completion and can be accessed by dialing 719-457-0820 and using the passcode 6853811. The playback will be available through the close of business August 5, 2015.

About Qorvo

Qorvo (Nasdaq:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 6,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited ‘Trusted Source’ (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo’s business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and our ability to integrate the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo’s filings with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES (1)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 27, 2015	June 28, 2014
Revenue	$673,641	$316,321

Costs and expenses:
Cost of goods sold	394,124	174,052
Research and development	117,210	44,586
Marketing and selling	109,645	18,890
General and administrative	36,083	19,065
Other operating expense	17,914	13,608
Total costs and expenses	674,976	270,201

(Loss) income from operations	(1,335)	46,120
Other income (expense), net	3,963	(55)

Income before income taxes	$2,628	$46,065
Income tax expense	(592)	(7,418)

Net income	$2,036	$38,647

Net income per share, diluted	$0.01	$0.52

Weighted average outstanding diluted shares	154,461	73,659

(1)
The following financial statements for Qorvo, Inc. and Subsidiaries, including the reconciliation of GAAP and non-GAAP financial information, reflect the financial position and results of operation of Qorvo, Inc. and Subsidiaries for the three months ended June 27, 2015 and for the three months ended March 28, 2015. The condensed consolidated statement of income for the three months ended June 28, 2014 only includes the results of operations of RF Micro Devices, Inc. and Subsidiaries for this period.

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014

GAAP operating (loss) income	$(1,335)	$(102,545)	$46,120
Share-based compensation expense	48,170	42,110	9,169
Amortization of intangible assets	123,202	123,515	6,966
Acquired inventory step-up and revaluation	—	72,850	—
Restructuring and disposal costs	1,427	12,374	1,315
IPR litigation costs	148	68	6,014
Acquisition and integration related costs	10,415	20,077	8,453
Other expenses (including loss (gain) on assets, start-up costs and certain consulting costs)	5,788	1,140	845
Non-GAAP operating income	$187,815	$169,589	$78,882

GAAP net income	$2,036	$6,482	38,647
Share-based compensation expense	48,170	42,110	9,169
Amortization of intangible assets	123,202	123,515	6,966
Acquired inventory step-up and revaluation	—	72,850	—
Restructuring and disposal costs	1,427	12,374	1,315
IPR litigation costs	148	68	6,014
Acquisition and integration related costs	10,415	20,077	8,453
Other expenses (including loss (gain) on assets, start-up costs and certain consulting costs)	5,824	1,914	1,085
Gain on investment	(4,025)	—	—
Adjustment of income taxes for cash basis	(18,708)	(112,232)	(321)

Non-GAAP net income	$168,489	$167,158	$71,328

GAAP weighted average outstanding diluted shares	154,461	150,470	73,659
Diluted share-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	154,461	150,470	73,659

Non-GAAP net income per share, diluted	$1.09	$1.11	$0.97

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	June 27, 2015		March 28, 2015		June 28, 2014
GAAP gross profit/margin	$279,517	41.5%	$188,886	29.8%	$142,269	45.0%
Adjustment for intangible amortization	51,265	7.6%	51,578	8.1%	5,779	1.8%
Acquired inventory step-up and revaluation	—	—%	72,850	11.5%	—	—%
Adjustment for share-based compensation	15,272	2.3%	1,526	0.2%	928	0.3%
Restructuring and disposal costs	—	—%	4,080	0.6%	4	—%
Other expenses	415	—%	875	0.1%	—	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.1%	—	—%
Non-GAAP gross profit/margin	$346,469	51.5%	$319,795	50.4%	$148,980	47.1%

Three Months Ended
Non-GAAP Operating Income	June 27, 2015
(as a percentage of sales)

GAAP operating loss	(0.2)%
Share-based compensation expense	7.1%
Amortization of intangible assets	18.3%
Restructuring and disposal costs	0.2%
IPR litigation costs	—%
Acquisition and integration related costs	1.6%
Other expenses (including loss (gain) on assets and start-up costs)	0.9%
Non-GAAP operating income	27.9%

Free Cash Flow (1)	Three Months Ended
June 27, 2015
(In millions)

Net cash provided by operating activities	$141.4
Purchases of property and equipment	(89.4)
Free cash flow	$52.0

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014
GAAP research and development expense	$117,210	$115,476	$44,586
Less:
Share-based compensation expense	12,069	16,676	1,994
Other non-cash expenses	476	—	—
Non-GAAP research and development expense	$104,665	$98,800	$42,592

	Three Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014
GAAP marketing and selling expense	$109,645	$108,649	$18,890
Less:
Share-based compensation expense	5,374	6,893	1,180
Amortization of intangible assets	71,937	71,937	1,187
Other non-cash expenses	280	—	—
Non-GAAP marketing and selling expense	$32,054	$29,819	$16,523

	Three Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014
GAAP general and administrative expense	$36,083	$36,384	$19,065
Less:
Share-based compensation expense	13,933	14,731	5,067
Other non-cash expenses	67	—	—
IPR litigation costs	148	68	3,014
Non-GAAP general and administrative expense	$21,935	$21,585	$10,984

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 27, 2015	March 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$325,602	$299,814
Short-term investments	232,827	244,830
Accounts receivable, net	408,074	353,830
Inventories	363,914	346,900
Deferred tax assets	146,669	150,208
Other current assets	102,900	104,523
Total current assets	1,579,986	1,500,105

Property and equipment, net	940,070	883,371
Goodwill	2,136,773	2,140,586
Intangible assets, net	2,184,013	2,307,229
Long-term investments	4,397	4,083
Other non-current assets	64,631	57,005
Total assets	$6,909,870	$6,892,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$334,654	$314,339
Other current liabilities	842	10,971
Total current liabilities	335,496	325,310

Deferred tax liabilities	309,694	310,189
Other long-term liabilities	86,489	83,720
Total liabilities	731,679	719,219

Stockholders’ equity	6,178,191	6,173,160

Total liabilities and stockholders’ equity	$6,909,870	$6,892,379

TRIQUINT SEMICONDUCTOR, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Three Months Ended
June 28, 2014

GAAP gross profit	$92,714
Adjustment for stock based compensation charges	2,218
Adjustment for restructuring and impairment charges	(20)
Adjustment for charges associated with acquisitions	1,301
Non-GAAP gross profit	96,213

GAAP gross margin	40.2%
Adjustment for stock based compensation charges	1.0%
Adjustment for restructuring and impairment charges	—%
Adjustment for charges associated with acquisitions	0.5%
Non-GAAP gross margin	41.7%

GAAP operating expenses	$85,317
Adjustment for stock based compensation charges	(5,287)
Adjustment for restructuring and impairment charges	52
Adjustment for charges associated with acquisitions	(8,124)
Non-GAAP operating expenses	71,958

GAAP operating income	$7,397
Adjustment for stock based compensation charges	7,505
Adjustment for restructuring and impairment charges	(72)
Adjustment for charges associated with acquisitions	9,425
Non-GAAP operating income	24,255

GAAP net income	$5,210
Adjustment for stock based compensation charges	7,505
Adjustment for restructuring and impairment charges	443
Adjustment for non-cash tax expense	803
Adjustment for charges associated with acquisitions	9,643
Non-GAAP net income	$23,604

GAAP and Non-GAAP weighted average outstanding diluted shares	75,918

Non-GAAP net income per share, diluted	$0.31